UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

To

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014 (July 7, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 11, 2014, RCS Capital Corporation (the “RCAP”) filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) in which it announced, among other things, that, on July 11, 2014, it completed its previously announced acquisition of Investors Capital Holdings, Ltd. (“ICH”) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 27, 2013, as amended as of February 28, 2014, by and among RCAP, Zoe Acquisition, LLC and ICH. The Company is filing this Amended Current Report on Form 8-K for the purpose of clarifying that, a result of RCAP’s determination the acquisition of ICH is not a significant acquisition, financial statements of ICH are not required to be filed by Item 9.01(a) of Form 8-K and unaudited pro forma financial information taking into account the acquisition is not required to be filed by Item 9.01(b) of Form 8-K. Accordingly, Items Item 9.01(a) and Item 9.01(b) contained in the Original 8-K are hereby deleted in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

RCS Capital Corporation

Date: September 5, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director